EX 99.1

Hub Group, Inc. Reports Record Second Quarter 2014 Earnings

OAK BROOK, IL, July 17, 2014, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2014.

Hub Group reported record income of $18.7 million for the second quarter ended June 30, 2014 compared to $18.6 million in the second quarter of 2013.  Hub Group’s diluted earnings per share was $0.51 for the second quarter of 2014, which represents an increase of 2% when compared with the prior year period.  Hub Group’s revenue increased 7% to $894 million.

The Hub segment’s revenue increased 6% to $682 million.  Second quarter intermodal revenue increased 1% to $456 million.  Truck brokerage revenue increased 6% to $86 million this quarter.  Second quarter Unyson Logistics revenue increased 24% to $140 million.  The Hub segment’s operating income was $24.3 million.

The Mode segment’s revenue increased 14% to $232 million.  Operating income was $6.6 million, an increase of 33% compared to the prior year period.

Hub Group ended the quarter with $73 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, July 17, 2014 to discuss its second quarter results.

Hosting the conference call will be David Yeager, Chief Executive Officer, Mark Yeager, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4199.  The conference call participant code is 72182809#. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PYQBFLY7P.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2013 and the report on Form 10-Q for the period ended March 31, 2014.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2014	2013	2014	2013

Revenue	$893,930	$836,685	$1,742,379	$1,605,665
Transportation costs	795,345	741,212	1,555,050	1,422,854
Gross margin	98,585	95,473	187,329	182,811

Costs and expenses:
Salaries and benefits	35,556	35,002	72,648	69,585
Agent fees and commissions	15,544	13,686	29,210	26,960
General and administrative	14,681	14,728	30,113	27,919
Depreciation and amortization	1,877	1,593	3,935	3,146
Total costs and expenses	67,658	65,009	135,906	127,610

Operating income	30,927	30,464	51,423	55,201

Other income (expense):
Interest expense	(398)	(305)	(805)	(595)
Interest and dividend income	11	15	25	44
Other, net	(25)	23	(230)	12
Total other (expense) income	(412)	(267)	(1,010)	(539)

Income before provision for income taxes	30,515	30,197	50,413	54,662

Provision for income taxes	11,839	11,587	19,702	20,688

Net income	$18,676	$18,610	$30,711	$33,974

Basic earnings per common share	$0.51	$0.50	$0.84	$0.92

Diluted earnings per common share	$0.51	$0.50	$0.84	$0.92

Basic weighted average number of shares outstanding	36,674	36,870	36,667	36,863

Diluted weighted average number of shares outstanding	36,814	36,989	36,769	36,969

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months				Three Months
	Ended June 30, 2014				Ended June 30, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$682,049	$231,538	$(19,657)	$893,930	$644,924	$203,918	$(12,157)	$836,685
Transportation costs	611,351	203,651	(19,657)	795,345	573,498	179,871	(12,157)	741,212
Gross margin	70,698	27,887	-	98,585	71,426	24,047	-	95,473

Costs and expenses:
Salaries and benefits	32,047	3,509	-	35,556	31,208	3,794	-	35,002
Agent fees and commissions	5	15,539	-	15,544	350	13,336	-	13,686
General and administrative	12,817	1,864	-	14,681	13,338	1,390	-	14,728
Depreciation and amortization	1,538	339	-	1,877	1,061	532	-	1,593
Total costs and expenses	46,407	21,251	-	67,658	45,957	19,052	-	65,009

Operating income	$24,291	$6,636	$-	$30,927	$25,469	$4,995	$-	$30,464

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Six Months				Six Months
	Ended June 30, 2014				Ended June 30, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$1,335,458	$440,444	$(33,523)	$1,742,379	$1,237,575	$391,378	$(23,288)	$1,605,665
Transportation costs	1,200,262	388,311	(33,523)	1,555,050	1,100,969	345,173	(23,288)	1,422,854
Gross margin	135,196	52,133	-	187,329	136,606	46,205	-	182,811

Costs and expenses:
Salaries and benefits	65,384	7,264	-	72,648	61,985	7,600	-	69,585
Agent fees and commissions	16	29,194	-	29,210	799	26,161	-	26,960
General and administrative	26,557	3,556	-	30,113	25,036	2,883	-	27,919
Depreciation and amortization	3,055	880	-	3,935	2,081	1,065	-	3,146
Total costs and expenses	95,012	40,894	-	135,906	89,901	37,709	-	127,610

Operating income	$40,184	$11,239	$-	$51,423	$46,705	$8,496	$-	$55,201

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$73,164	$68,964
Accounts receivable trade, net	417,880	371,528
Accounts receivable other	20,871	26,569
Prepaid taxes	574	409
Deferred taxes	7,432	5,826
Prepaid expenses and other current assets	14,801	12,738
TOTAL CURRENT ASSETS	534,722	486,034

Restricted investments	21,960	20,754
Property and equipment, net	286,133	260,400
Other intangibles, net	15,081	15,729
Goodwill, net	262,923	263,032
Other assets	2,595	1,994
TOTAL ASSETS	$1,123,414	$1,047,943

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$255,782	$232,350
Accounts payable other	23,279	24,957
Accrued payroll	15,816	17,000
Accrued other	37,739	42,834
Current portion of capital lease	2,456	2,413
Current portion long-term debt	6,712	1,771
TOTAL CURRENT LIABILITIES	341,784	321,325

Long term debt	24,360	6,475
Non-current liabilities	21,629	22,304
Non-current portion of capital lease	17,215	18,477
Deferred taxes	124,887	117,835

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2014 and 2013	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2014 and 2013; 36,764,442 shares outstanding in 2014 and 36,626,384 shares outstanding in 2013	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2014 and 2013	7	7
Additional paid-in capital	166,113	167,357
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	568,962	538,251
Accumulated other comprehensive loss	(52)	(85)
Treasury stock; at cost, 4,460,350 shares in 2014 and 4,598,408 shares in 2013	(126,445)	(128,957)
TOTAL STOCKHOLDERS' EQUITY	593,539	561,527
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,123,414	$1,047,943

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$30,711	$33,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,780	9,954
Deferred taxes	5,557	6,548
Compensation expense related to share-based compensation plans	4,191	3,757
Gain on sale of assets	(10)	(287)
Excess tax benefits from share-based compensation	-	(8)
Changes in operating assets and liabilities:
Restricted investments	(1,206)	(541)
Accounts receivable, net	(40,654)	(45,558)
Prepaid taxes	(165)	(48)
Prepaid expenses and other current assets	(2,063)	(417)
Other assets	(601)	(120)
Accounts payable	21,756	30,685
Accrued expenses	882	(3,680)
Non-current liabilities	(537)	118
Net cash provided by operating activities	31,641	34,377

Cash flows from investing activities:
Proceeds from sale of equipment	319	1,358
Purchases of property and equipment	(46,443)	(39,202)
Net cash used in investing activities	(46,124)	(37,844)

Cash flows from financing activities:
Proceeds from issuance of debt	25,361	9,120
Repayments of long-term debt	(2,535)	-
Proceeds from stock options exercised	-	41
Stock tendered for payments of withholding taxes	(3,151)	(2,585)
Purchase of treasury stock	-	(903)
Capital lease payments	(1,219)	(1,143)
Excess tax benefits from share-based compensation	228	177
Net cash provided by financing activities	18,684	4,707

Effect of exchange rate changes on cash and cash equivalents	(1)	-

Net increase in cash and cash equivalents	4,200	1,240
Cash and cash equivalents beginning of period	68,964	70,760
Cash and cash equivalents end of period	$73,164	$72,000